EX-33.8
(logo) CAPMARK

Capmark Finance Inc.
Report on Assessment of Compliance with
SEC Regulation AB Servicing Criteria as Primary Servicer
As of and for the Year Ended December 31, 2007


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Report on Assessment of Compliance with SEC Regulation AB Servicing Criteria as
Primary Servicer

Capmark Finance Inc. ("Capmark") is responsible for assessing compliance, as of and for the year ended December 31, 2007 (the "Reporting Period"), with the servicing criteria set forth in item 1122(d) of Regulation AB of the Securities and Exchange Commission for the asset backed securities transactions (the "Transactions" in Exhibit I). This assertion includes all commercial mortgage loans sold in public securitizations from the period January 1, 2006 through December 31, 2007 for which Capmark served as primary servicer (the "Platform").

Capmark has concluded that the criteria are applicable as shown (indicated by x) below to the primary servicing of the loans in the Transactions.

Regulation AB Compliance Map


             Regulation AB Criteria 1122(d)                     Primary
(1) General servicing considerations.

i) Policies and procedures are instituted to
monitor any performance or other triggers and                      X
events of default in accordance with the
transaction agreements.

(ii) If any material servicing activities are
outsourced to third parties, policies and
procedures are instituted to monitor the                           X
third party's performance and compliance with
such servicing activities.

(iii) Any requirements in the transaction
agreements to maintain a back-up servicer for                Not Applicable
the pool assets are maintained.

(iv) A fidelity bond and errors and omissions
policy is in effect on the party
participating in the servicing function
throughout the reporting period in the amount                      X
of coverage required by and otherwise in
accordance with the terms of the transaction
agreements.

(2) Cash Collection and Administration.

(i) Payments on pool assets are deposited into
the appropriate custodial bank accounts and
related bank clearing accounts no more than
two business days following receipt, or such                       X
other number of days specified in the
transaction agreements.

(ii) Disbursements made via wire transfer on
behalf of an obligor or to an investor are                         X
made only by authorized personnel.

(iii) Advances of funds or guarantees regarding
collections, cash flows or distributions, and                      X
any interest or other fees charged for such
advances, are made, reviewed and approved as
specified in the transaction agreements.

             Regulation AB Criteria 1122(d)                     Primary

(iv) The related accounts for the transaction,
such as cash reserve accounts or accounts
established as a form of                                           X
overcollateralization, are separately
maintained (e.g., with respect to commingling
of  cash) as set forth in the
transaction agreements.

(v) Each custodial account is maintained at a
federally insured depository institution as
set forth in the transaction agreements. For
purposes of this criterion, "federally                             X
insured depository institution" with respect
to a foreign financial institution means a
foreign financial institution that meets the
requirements of 240.13k-1(b)(1) of this chapter.

(vi) Unissued checks are safeguarded so as to                      X
prevent unauthorized access.

(vii) Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliation:

(A) Are mathematically accurate;                                   X

(B) Are prepared within 30 calendar days after
the bank statement cutoff date, or such other
number of days specified in the transaction                        X
agreements;

(C) Are reviewed and approved by someone
other than the person who prepared the                             X
reconciliation; and

(D) Contain explanations for reconciling items.
These reconciling items are resolved within 90
calendar days of their original identification, or                 X
such other number of days specified in the
transaction agreements.

(3) Investor Remittances and Reporting

(i) Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.
Specifically, such reports:

(A) Are prepared in accordance with timeframes
and other terms set forth in the transaction                       X
agreements;

(B) Provide information calculated in accordance
with the terms specified in the transaction                        X
agreements;

(C) Are filed with the Commission as required                  Not Applicable
by its rules and regulations; and

(D) Are with investors' or the trustee's records as
to the total unpaid principal balance and number                   X
of pool assets serviced by the servicer

             Regulation AB Criteria 1122(d)                     Primary

(ii) Amounts due to investors are allocated and
remitted in accordance with timeframes,                            X
distribution priority and other terms set
forth in the transaction agreements.

(iii) Disbursements made to an investor are posted
within two business days to the Servicer's                         X
investor records, or such other number of
days specified in the transaction agreements.

(iv) Amounts remitted to investors per the
investor reports agree with cancelled checks,
or other form of payment, or custodial bank                        X
statements.

(4) Pool Asset Administration

(i) Collateral or security on pool assets is
maintained as required by the transaction                          X
agreements or related mortgage loan
documents.

(ii) pool asset and related documents are
safeguarded as required by the transaction                   Not Applicable
agreements

(iii) Any additions, removals or substitutions to the
asset pool are made, reviewed and approved in                      X
accordance with any conditions or requirements
in the transaction agreements.

(iv) Payments on pool assets, including any
payoffs, made in accordance with the related
pool asset documents are posted to the
Servicer's obligor records maintained no more                      X
than two business days after receipt, or such
other number of days specified in the
transaction agreements, and allocated to
principal, interest or other items (e.g.,
escrow) in accordance with the related
documents.

(v) The Servicer's records regarding the pool
assets agree with the Servicer's records                           X
with respect to an obligor's unpaid principal
balance.

(vi) Changes with respect to the terms or status
of an obligor's pool asset (e.g., loan
modifications or re-agings) are made,
reviewed and approved by authorized personnel                      X
in accordance with the transaction agreements
and related pool asset documents.

(vii) Loss mitigation or recovery actions (e.g.,
forbearance plans, modifications and deeds in
lieu of foreclosure, foreclosures and                        Not Applicable
repossessions, as applicable) are initiated,
conducted and concluded in accordance with
the timeframes or other requirements
established by the transaction agreements.

             Regulation AB Criteria 1122(d)                     Primary

(viii) Records documenting collection efforts are
maintained during the period a pool asset
is delinquent in accordance with the
transaction agreements. Such records are
maintained on at least a monthly basis, or
such other period specified in the                                 X
transaction agreements, and describe the
entity's activities in monitoring delinquent
pool assets including, for example, phone
calls, letters and payment rescheduling plans
in cases where delinquency is deemed
temporary (e.g., illness or unemployment).

(ix) Adjustments to interest rates or rates of
return for pool assets with variable rates                         X
are computed based on the related pool
asset documents.

(x) Regarding any funds held in trust for an obligor (such as escrow accounts):

(A) Such funds are analyzed, in accordance
with the obligor's pool asset documents, on at
least an annual basis, or such other period                        X
specified in the transaction agreements;

(B) Interest on such funds is paid, or credited, to
obligor's in accordance with applicable pool                       X
asset documents and state laws; and

(C) Such funds are returned to the obligor
within 30 calendar days of full repayment of
the related pool assets, or such other                             X
number of days specified in the transaction
agreements.

(xi) Payments made on behalf of an obligor (such
as tax or insurance payments) are made on or
before the related penalty or expiration                           X
dates, as indicated on the appropriate bills
or notices for such payments, provided that
such support has been received by the
Servicer at least 30 calendar days prior to
these dates, or such other number of days
specified in the transaction agreements.

(xii) Any late payment penalties in connection with
any payment to be made on behalf of an
obligor are paid from the Servicer's funds                         X
and not charged to the obligor, unless the
late payment was due to the obligor's error
or omission.

(xiii) Disbursements made on behalf of an obligor
are posted within two business days to the
obligor's records maintained by the Servicer,                      X
or such other number of days specified in the
transaction agreements.

(xiv) Delinquencies, charge-offs and uncollectible
accounts are recognized and recorded in                            X
accordance with the transaction agreements.

(xv) Any external enhancement or other support,
identified in Item 1114(a)(1) through (3) or                 Not Applicable
Item 1115 of Regulation AB, is maintained as
set forth in the transaction agreements.




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The servicing criteria, after giving effect to the foregoing exclusions, are referred to as the "Applicable Servicing Criteria".

Capmark utilizes vendors to support its servicing operations including the use of a commercial tax service which supports our assertions under 1122(d)(4)(x) through (xiv) and the use of a lien filing firm to support our assertion under 1122(d)(4)(i). This vendor activity contributes to the servicing activities to which we are asserting. In all cases, the vendors' activities are limited, and Capmark assumes responsibility for the 1122 assessment for these vendor activities. These vendors do not fit the definition of servicer under item 1101
(j) and Capmark employs policies and procedures designed to provide assurance that the vendors' activities comply with the Applicable Servicing Criteria to such vendors.

For the Reporting Period, Capmark has assessed its compliance with the Applicable Servicing Criteria for the Transactions and has concluded that its servicing operation has complied, in all material respects, with the Applicable Servicing Criteria.

Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report on management's assertion of compliance with the Applicable Servicing Criteria.


Capmark Finance Inc.

Date: February 29, 2008



/s/ Michael I. Lipson
Michael I. Lipson
Executive Vice President
Capmark Services

/s/ Joseph A. Funk
Joseph A. Funk
Managing Director
Capmark Services


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Exhibit I


Primary Servicing Transactions
for Regulation AB

BACM, SERIES 2006-1
BACM, SERIES 2006-4
BSCMS TRUST 2006-PWR11
BSCMS TRUST 2006-PWR12
BSCMS TRUST 2006-PWR13
BSCMS TRUST 2006-PWR14
BSCMS TRUST 2007-PWR15
BSCMS TRUST 2007-PWR16
BSCMS TRUST 2007-PWR17
BSCMS TRUST 2007-PWRI8
BSCMSI, SERIES 2007-TOP 26
BSCMSI, SERIES 2007-TOP 28
CD 2006-CD2
CD 2006-CD3
CD, SERIES 2007-CD4
CD, SERIES 2007-CD5
CGCMT SERIES 2007-C6
CGCMT, SERIES 2006-C4
COBALT 2006 Cl
COBALT, SERIES 2007-C2
COMM SERIES 2007-C9
COMM, SERIES 2006-C7
CSFB 2006 C1
CSFB, SERIES 2006-C2
CSFB, SERIES 2006-C3
CSFB, SERIES 2006-C4
CSMC SERIES 2007-C1
CSMC, SERIES 2007-C2
CSMC, SERIES 2007-C4
CSMC, SERIES 2007-C5
CSMSC SERIES 2007-C3
GMAC 2006-C1
JP 2006-CIBC16
JP 2006-LDP7
JPMC,2007 LDP12
JPMC SERIES 2007-CIBC18
JPMC SERIES 2007-CIBC19
JPMC SERIES 2007-LDP11
JPMC, SERIES 2006-CIBC15
JPMC, SERIES 2006-LDP8
JPMC, SERIES 2007-C1
JPMC, SERIES 2007-CIBC20
JPMC, SERIES 2007-LDP10
JPMCC 2006 CIBC 14
JPMCC 2006 LDP6
JPMCC 2006 LDP9


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Exhibit I


Primary Servicing Transactions
for Regulation AB

LBUBS, SERIES 2006-C6
LBUBS, SERIES 2007-C1
LEHMAN, SERIES 2006-C1
MLCFC 2006-3
MLCFC 2007-5
ML-CFC COMMERCIAL
MORTGAGE TRUST 2007-7
MLCFC, SERIES 2006-1
MLCFC, SERIES 2006-2
MLCFC, SERIES 2006-3
MLCFC, SERIES 2007-6
MLCFC, SERIES 2007-9
MLMT 2006-C2
MLMT SERIES 2007-C1
MLMT, SERIES 2006-C1
MSCI 2007 IQ15
MSCI I TRUST 2007-IQ16
MSCI SERIES 2007 HQ12
MSCI, SERIES 2006-1Q12
MSCI, SERIES 2007-HQ11
MSCI, SERIES 2007-IQ13
MSCI, SERIES 2007-IQ14
MSCI, SERIES 2007-IQ16
MSCII 2007 TOP25
WACHOVIA, SERIES 2006-C23
WACHOVIA, SERIES 2006-C26
WACHOVIA, SERIES 2006-C28
WACHOVIA, SERIES 2006-C29